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Exhibit 24.1

POWER OF ATTORNEY

BE IT KNOWN that the undersigned, Pemex Project Funding Master Trust, a Delaware statutory trust ("Trust"), created pursuant to the terms of that certain Trust Agreement, dated as of November 10, 1998 (the "Trust Agreement"), among The Bank of New York, as Managing Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Petroleos Mexicanos ("Pemex"), as Sole Beneficiary, domiciled in Wilmington, Delaware, fully empowered for this purpose, do hereby grant to each of Juan José Suárez, Chief Financial Officer of Pemex and Mauricio Alazraki, Associate Managing Director of Finance of Pemex, acting individually, a full and sufficient power of attorney to execute and file, on behalf of the Trust, the registration statement on Form F-4 and related amendments thereto relating to the Trust's U.S. $750,000,000 6.125% Notes due 2008, U.S. $510,154,000 8.625% Bonds due 2022 and U.S. $757,265,000 7.375% Notes due 2014, with the United States Securities and Exchange Commission and take all incidental or ancillary steps before the Commission, with power also to appoint a substitute hereunder, and again to revoke such substituted power.

        Done and signed at The Bank of New York, 101 Barclay Street, 21W, New York, NY 10286, on this 6th day of August 2003.

PEMEX PROJECT FUNDING MASTER TRUST
By:	The Bank of New York, not in its individual capacity but solely as Managing Trustee
By:	/s/ MARTIN REED Name: Martin Reed Title: Assistant Vice President

STATE OF New York)
	:	ss.:
COUNTY OF New York)

On this 6th day of August, in the year 2003, before me personally came Martin Reed to me known, who being by me duly sworn, did depose and say that he is the Assistant Vice President of The Bank of New York, the bank described in and which executed the foregoing instrument as Managing Trustee and on behalf of Pemex Project Funding Master Trust.

/s/ MARION PAPADOGONAS

Notary Public

MARION PAPADOGONAS Notary Public, State of New York No.01PA4842989 Qualified in New York County Commission Expires May 31, 2007

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  Exhibit 24.1